Exhibit 99.1

Unaudited pro forma consolidated financial statements of

Thompson Creek Metals Company Inc.

Thompson Creek Metals Company Inc.

Pro forma consolidated balance sheet

as of June 30, 2010

(Unaudited)

(Expressed in thousands of U.S. dollars)

	Thompson Creek Metals Co. Inc.	Terrane Metals Corp.	Note	Total pro forma	Thompson Creek consolidated
	As of June 30, 2010	As of March 31, 2010	4	adjustments	pro forma
	$	$			$
Assets
Current assets
Cash and cash equivalents	215,594	168	c	(394,140)	110,499
			f	(12,000)
			g	226,500
			j	74,377
Short-term investments	267,228	—		—	267,228
Accounts receivable	59,870	—		—	59,870
Product inventory	73,462	—		—	73,462
Materials and supplies inventory	33,441	—		—	33,441
Prepaid expense and other current assets	2,807	295		—	3,102
Income tax receivable	5,896	—		—	5,896
	658,298	463		(105,263)	553,498
Property, plant and equipment	676,937	173,259	a	646,641	1,496,837
Restricted cash	19,287	—		—	19,287
Reclamation deposits	30,269	—		—	30,269
Goodwill	47,040	—		—	47,040
Other assets	898	319		—	1,217
	1,432,729	174,041		541,378	2,148,148
Liabilities
Current liabilities
Accounts payable and accrued liabilities	53,174	1,218	f	12,900	67,292
Income and mining taxes payable	3,749	—		—	3,749
Current portion of long-term debt	2,930	16,501	j	(16,501)	2,930
Deferred income tax liabilities	6,625	—		—	6,625
	66,478	17,719		(3,601)	80,596
Long-term debt	7,629	—		—	7,629
Other liabilities	24,834	—		—	24,834
Gold Stream arrangement	—	—	g	226,500	226,500
Asset retirement obligations	25,637	—		—	25,637
Common stock warrant derivatives	65,154	—	d	11,501	76,655
Deferred income tax liabilities	131,986	25,144	a	224,708	381,838
	321,718	42,863		459,108	823,689

Shareholders’ equity
Share capital
Common stock, no-par	700,173	45,340	e	(136,218)	925,621
			b	225,448
			j	90,878
Preferred shares	—	113,145	e	(113,145)	—
Additional paid-in capital	47,827	—		—	47,827
Contributed surplus	—	16,157	e	(16,157)	—
Retained earnings	360,430	(43,284)	e	43,284	348,430
			f	(12,000)
Accumulated other comprehensive income	2,581	(180)	e	180	2,581
	1,111,011	131,178		82,270	1,324,459
	1,432,729	174,041		541,378	2,148,148

Thompson Creek Metals Company Inc.

Pro forma consolidated statement of operations

for the six months ended June 30, 2010

(Unaudited)

(Expressed in thousands of U.S. dollars, except per share amounts)

	Thompson Creek
	Metals Co. Inc.	Terrane Metals Corp.			Thompson Creek
	Six months ended	Six months ended	Note	Pro forma	consolidated
	June 30, 2010	March 31, 2010	4	adjustments	pro forma
	$	$			$
Revenues
Molybdenum sales	269,531	—		—	269,531
Tolling, calcining and other	6,701	—		—	6,701
Total revenues	276,232	—		—	276,232
Cost and expenses
Operating expenses	150,095	—		—	150,095
Selling and marketing	3,301	173		—	3,474
Depreciation, depletion and amortization	22,943	92		—	23,035
Accretion expense	809	—		—	809
General and administration	14,221	2,881		—	17,102
Exploration	3,517	730		—	4,247
Total costs and expenses	194,886	3,876		—	198,762
Other (income) and expenses
Change in fair value of common stock warrants	(50,273)	—	h	(10,116)	(60,389)
Loss on foreign exchange	(1,326)	—		—	(1,326)
Interest expense, net	(364)	—	g	7,305	6,941
Other	(326)	—		—	(326)
Total other (income) and expenses	(52,289)	—		(2,811)	(55,100)
Income (loss) before income and mining taxes	133,635	(3,876)		2,811	132,570
Income and mining tax expense (benefit)	6,040	(964)	i	(2,082)	2,994
Net income (loss)	127,595	(2,912)		4,893	129,576
Net income per share
Basic	0.91				0.79
Diluted	0.86				0.74
Weighted average number of common shares (thousands)
Basic (Note 5)	139,711				163,862
Diluted (Note 5)	147,600				175,044

Thompson Creek Metals Company Inc.

Pro forma consolidated statement of operations

for the twelve months ended December 31, 2009

(Unaudited)

(Expressed in thousands of U.S. dollars, except per share amounts)

	Thompson Creek
	Metals Co. Inc.	Terrane Metals Corp.			Thompson Creek
	Twelve months ended	Twelve months ended	Note	Pro forma	consolidated
	December 31, 2009	December 31, 2009	4	adjustments	pro forma
	$	$			$
Revenues
Molybdenum sales	361,850	—		—	361,850
Tolling, calcining and other	11,529	—		—	11,529
Total revenues	373,379	—		—	373,379
Costs and expenses
Operating expenses	241,311	—		—	241,311
Selling and marketing	6,165	265		—	6,430
Depreciation, depletion and amortization	43,406	185		—	43,591
Accretion expense	1,420	—		—	1,420
General and administrative	25,097	4,178		—	29,275
Exploration	6,277	5,994		—	12,271
Total costs and expenses	323,676	10,622		—	334,298
Other (income) and expenses
Change in fair value of common stock warrants	93,416	—	h	8,366	101,782
Loss on foreign exchange	10,966	—		—	10,966
Interest (income) expense	(364)	(3)	g	13,970	13,603
Other	(301)	922		—	621
Total other (income) and expenses	103,717	919		22,336	126,972
Loss before income and mining taxes	(54,014)	(11,541)		(22,336)	(87,891)
Income and mining tax expense (benefit)
Current	17,203	—		—	17,203
Deferred	(15,210)	(4,587)	i	(4,191)	(23,988)
	1,993	(4,587)		(4,191)	(6,785)
Net loss	(56,007)	(6,954)		(18,145)	(81,106)
Net loss per share
Basic	(0.44)				(0.53)
Diluted	(0.44)				(0.53)
Weighted average number of common shares (thousands)
Basic (Note 5)	127,521				151,672
Diluted (Note 5)	127,521				151,672

Thompson Creek Metals Company Inc.

Notes to the pro forma consolidated financial statements

June 30, 2010

(Unaudited)

(Expressed in thousands of U.S. dollars, unless otherwise noted)

1.             Basis of presentation

The unaudited pro forma consolidated financial statements have been prepared in connection with the acquisition of Terrane Metals Corp. (“Terrane”) by Thompson Creek Metals Company Inc. (the “Company” or “Thompson Creek”).  The unaudited pro forma consolidated financial statements have been prepared for illustrative purposes only and give effect to the transactions and the acquisition by Thompson Creek pursuant to the assumptions described in Note 4 to these pro forma consolidated financial statements.  The unaudited pro forma consolidated balance sheet as at June 30, 2010 gives effect to the transactions by Thompson Creek as if they had occurred as of June 30, 2010.  The unaudited pro forma consolidated statements of operations for the six month period ended June 30, 2010 and the year ended December 31, 2009 give effect to the transactions and acquisition by Thompson Creek as if they were completed on January 1, 2009.

The unaudited pro forma consolidated financial statements are not necessarily indicative of the operating results or financial condition that would have been achieved if the transactions had been completed on the dates or for the periods presented, nor do they purport to project the results of operations or financial position of the consolidated entities for any future period or as of any future date.  The unaudited pro forma consolidated financial statements do not reflect any special items such as integration costs or operating synergies that may be incurred as a result of the acquisition.

The pro forma adjustments and allocations of the purchase price for Terrane are based in part on estimates of the fair value of assets acquired and liabilities to be assumed.  The final purchase price allocations will be completed after asset and liability valuations are finalized as of the date of the completion of the acquisition.  Any final adjustments may change the allocation of purchase price which could affect the fair value assigned to the assets and liabilities in these unaudited pro forma consolidated financial statements.

In preparing the unaudited pro forma consolidated balance sheet and the unaudited pro forma consolidated statements of operations in accordance with United States generally accepted accounting principles (“US GAAP”), the following historical information was used:

(a)           the unaudited consolidated financial statements of Thompson Creek as of and for the six month period ended June 30, 2010 prepared in accordance with US GAAP;

(b)           the audited consolidated financial statements of Thompson Creek as of and for the year ended December 31, 2009 prepared in accordance with US GAAP;

(c)           the unaudited consolidated balance sheet of Terrane as of March 31, 2010, and the unaudited interim consolidated statement of operations for the nine month period ended March 31, 2010, and the unaudited interim consolidated statement of operations for the three month period ended September 30, 2009 prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”) and reconciled to US GAAP; and

(d)           the audited consolidated financial statements of Terrane as of and for the year ended June 30, 2009, and the unaudited consolidated statements of operations for the six month periods ended December 31, 2009 and 2008 prepared in accordance with Canadian GAAP and reconciled to US GAAP.

Thompson Creek Metals Company Inc.

Notes to the pro forma consolidated financial statements

June 30, 2010

(Unaudited)

(Expressed in thousands of U.S. dollars, unless otherwise noted)

1.             Basis of presentation (continued)

As the financial statements as of June 30, 2010 of Terrane are not available, the pro forma balance sheet of Thompson Creek as of June 30, 2010 has been prepared based on the March 31, 2010 balance sheet of Terrane (Schedule 1). The pro forma statement of operations of Thompson Creek for the six months ended June 30, 2010 has been prepared based on the operating results of Terrane for the six month period ended March 31, 2010 (Schedule 2).  The historical information noted in (d) above was used to compile the Terrane consolidated statement of operations for the twelve months ended December 31, 2009 (Schedule 3). As a result of constructing the above periods for the purposes of the unaudited consolidated pro forma financial statements, the three months ended December 31, 2009 has been included in both the six months ended March 31, 2010 and the year ended December 31, 2009. The loss for the three months ended December 31, 2009 was $1,581,155.

Terrane’s annual and interim consolidated financial statements for all periods had previously been filed under Canadian generally accepted accounting principles (“Canadian GAAP”) and Canadian dollars. The US GAAP adjustments and currency translation are reflected in Schedules 1, 2 and 3 of these pro forma consolidated financial statements. Note 6 provides details with respect to the nature of the US GAAP adjustments recorded.

The unaudited pro forma consolidated balance sheet and the unaudited pro forma consolidated statement of operations should be read in conjunction with the historical financial statements including the notes thereto, as listed above.

The accounting policies used in preparing the pro forma financial statements are set out in Thompson Creek’s consolidated financial statements and notes for the year ended December 31, 2009 contained in its 2009 Annual Report on Form 10-K, as amended on Form 10-K/A filed with the Securities and Exchange Commission.

2.             Conversion of historical financial statements to U.S. dollars

The unaudited pro forma consolidated financial statements are presented in U.S. dollars unless otherwise stated, and, accordingly, financial information of Terrane used to construct the pro forma including the unaudited statement of operations for the six month period ended March 31, 2010, and the twelve month period ended December 31, 2009 and unaudited balance sheet at March 31, 2010 were converted from Canadian dollars (“Cdn”) to U.S. dollars using the following exchange rates, which are reflective of the exchange rates for the periods being presented for Thompson Creek:

$
As at June 30, 2010	0.9429
Average for the six months ended June 30, 2010	0.9671
Average for the twelve months ended December 31, 2009	0.8803

Thompson Creek Metals Company Inc.

Notes to the pro forma consolidated financial statements

June 30, 2010

(Unaudited)

(Expressed in thousands of U.S. dollars, unless otherwise noted)

3.             Acquisition of Terrane

On July 15, 2010, Thompson Creek announced that it had entered into an arrangement to acquire all of the issued and outstanding common shares of Terrane.  Under the transaction, the shareholders of Terrane will receive Cdn $0.90 in cash and 0.052 of a Thompson Creek common share for each Terrane share outstanding, which will result in 23,888,197 common shares of Thompson Creek being issued.  As of July 15, 2010, which for the purposes of these pro forma financial statements is considered the effective date of the transaction, there were 459,388,400 common shares of Terrane outstanding.  The purchase price has been estimated using the July 14, 2010 share price of Thompson Creek of Cdn $9.90 per Thompson Creek share converted using an exchange rate of 0.9429.  The business combination will be accounted for using the acquisition method, with Thompson Creek as the acquirer of Terrane.

In addition to the above, all outstanding employee and non-employee stock options of Terrane will be deemed to be fully vested.  The option holders will receive common shares of Terrane equal to the amount by which the volume weighted average trading price of Terrane shares exceeds the option exercise price divided by the volume weighted average trading price of Terrane shares.  If the volume weighted average trading price of Terrane shares does not exceed the exercise price, the option holder will not receive any Terrane shares.  As a result of this conversion of stock options to common shares, it is estimated that an additional 5,065,538 common shares relating to the options of Terrane will be outstanding at the date of acquisition.

The outstanding Terrane share purchase warrants will remain outstanding and, on its existing terms, entitle the holder to receive (until the expiry of such warrant) from Terrane upon exercise, the consideration that would otherwise have been received by a holder of the applicable number of Terrane common shares, had such warrants been exercised immediately before the acquisition by Thompson Creek. The fair value of the warrants was determined using a Monte Carlo simulation and the following weighted average assumptions:

Remaining life	1.1 years
Volatility	57.2%
Dividends	—
Risk free interest rate	1.1%

The Company will complete a full and detailed valuation of the fair value of the net assets of Terrane acquired with the assistance of an independent third party.  Additionally, the consideration given by Thompson Creek will be valued at the date of closing of the transaction and therefore the final consideration may be significantly different from that used in this pro forma information. Therefore, it is likely that the purchase price and fair values of assets and liabilities acquired will vary from those shown below and the differences may be material. The allocation of the purchase price is based upon management’s preliminary estimates and certain assumptions with respect to the fair value increment associated with the assets to be acquired and the liabilities to be assumed. The actual fair values of the assets and liabilities will be determined as of the date of acquisition and may differ materially from the amounts disclosed above in the assumed pro forma purchase price allocation because of changes in fair values of the assets and liabilities up to the date of the transaction, and as further analysis (including the identification of intangible assets, for which no amounts have been estimated and included in the preliminary amounts shown above) is completed. Consequently, the actual allocation of the purchase price may result in different adjustments than those in the unaudited pro forma consolidated balance sheet.

Thompson Creek has estimated the fair value of Terrane’s non-mineral interest net assets to be equal to their current carrying value.  The remainder of the purchase price over the estimated fair value of the assets acquired and liabilities assumed of $421,933 has been assigned as the increase to the estimated fair value of the acquired mineral interests.

Thompson Creek Metals Company Inc.

Notes to the pro forma consolidated financial statements

June 30, 2010

(Unaudited)

(Expressed in thousands of U.S. dollars, unless otherwise noted)

3.             Acquisition of Terrane (continued)

The preliminary purchase price allocation is subject to change and is summarized as follows:

$
Issued 24,151,605 Thompson Creek shares to acquire 100% of Terrane	225,448
Cash consideration	394,140
Fair value of Terrane warrants	11,501
Purchase consideration	631,089

The purchase price was allocated as follows:

$
Net working capital acquired (including cash of $91.0 million)	60,722
Property, plant and equipment, net	819,900
Investments and other assets	319
Deferred income tax liability	(249,852)
Net identifiable assets	631,089

4.             Effect of transactions on the pro forma consolidated financial statements

The pro forma consolidated financial statements incorporate the following pro forma assumptions:

(a)           The assumption that Thompson Creek acquired 100% of the outstanding common shares of Terrane as a result of the offer. As per Note 3, this gives rise to an increase to fair value of assets and related deferred tax liability as follows:

$
Mineral interests	646,641
Deferred income tax liability	(224,708)
Increase to fair value	421,933
Book value of net assets	209,156
Total purchase consideration	631,089

The deferred tax liability has been calculated using a tax rate of 34.75%.

(b)           This pro forma adjustment reflects the issuance of 24,151,605 shares of Thompson Creek for $225,448 in connection with the acquisition of 100% of the outstanding shares of Terrane.

(c)           This pro forma adjustment reflects the cash paid of Cdn $0.90 per outstanding common share of Terrane for total cash consideration of $394,140.

(d)           This pro forma adjustment reflects the fair value of the 63,474,250 share purchase warrants of Terrane outstanding at July 15, 2010.  Each share purchase warrant of Terrane will remain outstanding and, on its existing terms, entitle the holder to receive (until the expiry of such warrant) from Terrane upon exercise, the consideration that would otherwise have been received by a holder of the applicable number of Terrane common shares, had such warrants been exercised immediately before the acquisition by Thompson Creek.

Thompson Creek Metals Company Inc.

Notes to the pro forma consolidated financial statements

June 30, 2010

(Unaudited)

(Expressed in thousands of U.S. dollars, unless otherwise noted)

4.             Effect of transactions on the pro forma consolidated financial statements (continued)

(e)           These pro forma adjustments eliminate the historical equity accounts of Terrane.

(f)            This assumption provides for the recording of transaction expenses of the agreement incurred by Thompson Creek and Terrane totalling $12,000 and $12,900, respectively. The pro forma adjustment for the Thompson Creek transaction costs has been included in the unaudited consolidated pro forma balance sheet as of June 30, 2010. No pro forma income statement adjustment has been reflected for this amount. The transaction costs for Terrane have been recorded as accounts payable and taken into account in the allocation of the purchase price. The Terrane costs include legal, severance and other transaction costs.

(g)           This pro forma adjustment reflects the sale of 25% of the future gold from the Mt. Milligan Property to Royal Gold Inc. in exchange for a payable cash deposit of $311,500. The total consideration will include an initial deposit of $226,500 and subsequent scheduled deposits totalling $85,000.  The amount of the initial upfront deposit of $226,500 has been reflected as a pro forma adjustment, and the subsequent scheduled deposits have not been included.  An imputed interest expense was recorded on the liability using an interest rate of 6%, compounded monthly, as this deposit is considered to have a financing element under US GAAP.

(h)           This pro forma adjustment reflects the change in the fair value of the warrants of Terrane that are outstanding as of the date of acquisition.  The changes in the fair value of these derivatives is recorded in the statement of operations for the periods presented.  The fair value of the warrants was determined using a Monte Carlo simulation using the following weighted average assumptions:

	January 1,	December 31,	June 30,
	2009	2009	2010
Remaining life	3.6 years	2.5 years	1.1 years
Volatility	76.5%	78.1%	57.5%
Dividends	—	—	—
Risk free interest rate	1.5%	1.6%	1.0%

The change in fair value of the warrants for the six months ended June 30, 2010 and the year ended December 31, 2009 was a gain of $10,116 and a loss of $8,366, respectively.  No tax impact of the change in fair value of the warrants has been recorded.

(i)            This pro forma adjustment reflects the tax effect of the adjustment for the interest on the Gold Stream Arrangement and the transaction costs, which have been calculated using a tax rate of 28.5% for 2010 and 30% for 2009.

(j)            This pro forma adjustment reflects the net cash proceeds of $90,878 received by Terrane upon closing of their April 16, 2010 financing for 90,910,000 units of Terrane. Each unit consisted of one common share and one-half common share purchase warrant. For the purposes of these unaudited pro forma financial statements, all of the net proceeds have been included in share capital, and are subsequently eliminated upon acquisition by Thompson Creek (Note 4 (e) above). A portion of the proceeds were used to repay the long-term debt, which has been reflected as a pro forma adjustment at June 30, 2010.

Thompson Creek Metals Company Inc.

Notes to the pro forma consolidated financial statements

June 30, 2010

(Unaudited)

(Expressed in thousands of U.S. dollars, unless otherwise noted)

5.             Thompson Creek shares outstanding and income (loss) per share

The average number of shares used in the computation of pro forma basic and diluted income (loss) per share has been determined as follows:

	June 30,	December 31,
	2010	2009
Basic
Weighted average shares outstanding for the period	139,710,570	127,520,752
Issued to acquire Terrane	24,151,605	24,151,605
Pro forma basic weighted average shares of Thompson Creek	163,862,175	151,672,357
Diluted
Weighted average shares outstanding for the period	147,600,301	127,520,752
Issued to acquire Terrane	24,151,605	24,151,605
Dilutive effect of outstanding Terrane share purchase warrants	3,291,978	—	(1)
Pro forma diluted weighted average shares of Thompson Creek (US GAAP)	175,043,884	151,672,357
Dilutive effect of outstanding Thompson Creek options and warrants	—	3,181,361
Pro forma diluted weighted average shares of Thompson Creek (Canadian GAAP)	175,043,884	154,853,718

(1)   The Terrane share purchase warrants were not included in the computation of diluted weighted average shares outstanding for the year ended December 31, 2009 because the exercise prices exceeded the average market value of the common shares.

6.             US GAAP adjustments to Terrane historical financial statements

(a)          Deferred exploration costs

Under Canadian GAAP, exploration expenditures may be capitalized during the search for a commercially mineable body of ore and amortized later during commercial production. Under US GAAP, exploration expenditures can only be deferred subsequent to the determination that economically recoverable proven or probable mineral reserves exist at which time costs incurred to bring the mine into production are capitalized as development costs. Capitalized costs are then amortized on a unit of production basis based on proven and probable reserves.  For US GAAP purposes, it was determined that Terrane’s Mt. Milligan property had met the criteria for capitalization of development costs effective January 1, 2010.  As of March 31, 2010, Terrane had capitalized a net amount of $39,910 (Cdn$42,327) of exploration expenditures that would be expensed as incurred under US GAAP. Exploration costs in the six month period ended June 30, 2010 and twelve month period ended December 31, 2009 approximated $730 (Cdn$755) and $5,994 (Cdn$6,809), respectively.

Thompson Creek Metals Company Inc.

Notes to the pro forma consolidated financial statements

June 30, 2010

(Unaudited)

(Expressed in thousands of U.S. dollars, unless otherwise noted)

6.             US GAAP adjustments to Terrane historical financial statements (continued)

(b)          Flow-through common shares

Under Canadian GAAP, Terrane accounts for the issuance of flow-through common shares using the deferral method. Under US GAAP, the flow-through funds which are unexpended at the balance sheet date are considered to be restricted cash and are not considered to be cash or cash equivalents. As of March 31, 2010, Terrane had no restricted cash related to flow-through funds.

Under Canadian GAAP, flow-through common shares are recorded at face value, being the net cash received for the flow-through shares. The related future tax liability is established for the tax effect of the difference between the tax basis and the book basis of the assets when renounced and is recorded as a reduction of share capital. Under US GAAP, the proceeds from the offering must be allocated between the sale of the shares and the sale of the tax benefit. The allocation for proceeds is made based on the difference between the quoted market price of the flow-through shares and the amount an investor pays for the flow-through shares. A liability is established for this difference that is reversed upon renunciation of the tax benefit.  At March 31, 2010, the cumulative impact of the loss on flow-through shares is $470 (Cdn$498).  For the twelve month period ended December 31, 2009, the Company has recorded a loss of $242 (Cdn$275) on the renouncement of flow-through shares.

(c)           The tax effect of the above adjustments has been recorded using a tax rate of 34.75% as of March 31, 2010 and for the six months ended March 31, 2010 and the year ended December 31, 2009.

Thompson Creek Metals Company Inc.

Notes to the pro forma consolidated financial statements

June 30, 2010

(Unaudited)

(Expressed in thousands of U.S. dollars, unless otherwise noted)

7.             Reconciliation to Canadian generally accepted accounting principles

Thompson Creek prepares its consolidated financial statements in accordance with US GAAP. The following adjustments would be required in order to present the unaudited consolidated pro forma financial statements in accordance with Canadian GAAP at June 30, 2010 and for the six month period ended June 30, 2010 and the year ended December 31, 2009.

Material variances between financial statement items under US GAAP and the amounts determined under Canadian GAAP are as follows:

$
Total pro forma assets in accordance with US GAAP	2,148,148
Deferred exploration costs (Note 6 (a))	39,910
Stripping costs (a)	77,246
Total pro forma assets in accordance with Canadian GAAP	2,265,304
Total pro forma liabilities in accordance with US GAAP	823,689
Common stock warrant derivatives (b)	(76,655)
Income taxes and deferred income tax liabilities (Note 6 (a), a, c)	44,669
Total pro forma liabilities in accordance with Canadian GAAP	791,703
Total pro forma shareholders’ equity in accordance with US GAAP	1,324,459
Flow-through common shares (Note 6 (b))	(2,070)
Common stock warrant derivatives (b)	46,501
Retained earnings (Note 6 (a), 6 (b), a, c)	104,711
Total pro forma shareholders’ equity in accordance with Canadian GAAP	1,473,601

Total pro forma shareholders’ equity and liabilities in accordance with Canadian GAAP	2,265,304

Thompson Creek Metals Company Inc.

Notes to the pro forma consolidated financial statements

June 30, 2010

(Unaudited)

(Expressed in thousands of U.S. dollars, unless otherwise noted)

7.             Reconciliation to Canadian generally accepted accounting principles (continued)

Under Canadian GAAP, the net income (loss) and net income (loss) per share would be adjusted as follows:

	Six month	Twelve month
	period ended	period ended
	June 30,	December 31,
	2010	2009
	$	$
Pro forma net income (loss) for the period based on US GAAP	129,576	(81,106)
Deferred exploration costs (Note 6 (a))	730	5,994
Flow-through common shares (Note 6 (b))	—	242
Stripping costs (a)	5,700	18,683
Change in fair value of common share warrants (b)	(60,389)	101,782
Income tax effects of above adjustments	(4,153)	(8,087)
Share based payment valuation allowance (c)	—	5,010
Pro forma net income from continuing operations for the period based on Canadian GAAP	71,464	42,518
Pro forma earnings per share in accordance with Canadian GAAP
Basic	0.44	0.28
Diluted	0.41	0.27
Pro forma weighted average number of common shares (thousands) in accordance with Canadian GAAP
Basic (Note 5)	163,862	151,672
Diluted (Note 5)	175,044	154,854

(a)          Stripping costs incurred during production

Under US GAAP, capitalization of stripping costs after a mine has entered its production phase is not permitted and stripping costs are accounted for as a variable production cost to be included in the costs of inventory.

Effective January 1, 2007, for Canadian GAAP purposes, Thompson Creek prospectively adopted EIC-160 “Stripping Costs Incurred in the Production Phase of a Mining Operation”. Under EIC-160, stripping activity at operating mines that represents a betterment is capitalized to property, plant and equipment and amortized on a unit-of-production basis over the related proven and probable reserves.  Betterment occurs when the stripping activity increases future output of the mine by providing additional sources of mineral reserves.

Accordingly, for the six months ended June 30, 2010, costs and expenses for Canadian GAAP purposes would decrease by $5.7 million, and property, plant and equipment would increase by $82.2 million (net of amortization), while product inventory would decrease by $5.0 million.

For the year ended December 31, 2009, cost of sales for Canadian GAAP purposes would decrease by $18.7 million.

Thompson Creek Metals Company Inc.

Notes to the pro forma consolidated financial statements

June 30, 2010

(Unaudited)

(Expressed in thousands of U.S. dollars, unless otherwise noted)

7.             Reconciliation to Canadian generally accepted accounting principles (continued)

(b)          Common stock warrant derivatives

In June 2008, the EITF reached a conclusion that an equity-linked financial instrument would not be considered indexed to Thompson Creek’s own stock if the strike price is denominated in a currency other than the issuer’s functional currency, for fiscal years beginning on or after December 15, 2008. Given that the functional currency of Thompson Creek is the US dollar and the common stock warrant exercise price is denominated in the Canadian dollar, these warrants are required to be treated as a derivative liability under US GAAP with changes in fair value recorded to earnings. This guidance was adopted by Thompson Creek under US GAAP on January 1, 2009.

Under Canadian GAAP, Thompson Creek’s common stock warrants are treated as equity. Accordingly, for the six months ended June 30, 2010, the change in fair value of common stock warrants for both the outstanding warrants of Thompson Creek and Terrane (Note 4(h)) would increase by $60.4 million under Canadian GAAP.

As of June 30, 2010, common stock warrant derivatives would decrease by $76.7 million and common stock warrants would increase by $46.5 million under Canadian GAAP.

For the year ended December 31, 2009, the change in fair value of common stock warrants would decrease by $101.8 million, respectively, under Canadian GAAP.

(c)           Realization of deferred tax asset for stock compensation

For US GAAP purposes, a deferred tax asset is recognized for the temporary difference related to share options based on the stock-based compensation recognized for financial statement purposes. The deferred tax asset is recognized in the period that the stock-based compensation expense is recorded. At each reporting period, the deferred tax asset is reduced by a valuation allowance if it is more likely than not that some or all of the deferred tax asset will not be realized.

For Canadian GAAP purposes, a deferred tax asset is recognized for the temporary difference related to share options based on the stock-based compensation recognized for financial statement purposes. However, at each reporting period, if there is a decline in the market price of the Corporation’s common stock below the option strike price, this factor is taken into account in determining whether recoverability of the deferred tax asset is considered more likely than not.

Under Canadian GAAP, Thompson Creek recorded a valuation allowance of $2.6 million for the six months ended June 30, 2010.

During the year ended December 31, 2009, under Canadian GAAP, $5.0 million of the 2008 valuation allowance of $5.5 million was reversed.

Thompson Creek Metals Company Inc.	Schedule 1
Terrane Metals Corp. - Consolidated balance sheet
as at March 31, 2010
(Unaudited)
(Expressed in thousands of dollars)

		US GAAP
		adjustments
	Cdn GAAP	(see Note 6)	US GAAP	US GAAP
	Cdn$	Cdn$	Cdn$	US$
Assets
Current assets
Cash	178	—	178	168
Prepaid expense and other assets	313	—	313	295
	491	—	491	463
Mining interests and deposits on mining interest expenditures	226,078	(42,327)	183,751	173,259
Investments and other assets	338	—	338	319
	226,907	(42,327)	184,580	174,041
Liabilities
Current liabilities
Accounts payable and accrued liabilities	1,291	—	1,291	1,218
Bank debt	17,500	—	17,500	16,501
	18,791	—	18,791	17,719
Future income tax liabilities	41,375	(14,709)	26,666	25,144
	60,166	(14,709)	45,457	42,863
Shareholder’s equity
Common shares	47,588	498	48,086	45,340
Preferred shares	119,997	—	119,997	113,145
Contributed surplus	17,136	—	17,136	16,157
Deficit	(17,789)	(28,116)	(45,905)	(43,284)
Accumulated other comprehensive loss	(191)	—	(191)	(180)
	166,741	(27,618)	139,123	131,178
	226,907	(42,327)	184,580	174,041

Thompson Creek Metals Company Inc.	Schedule 2
Terrane Metals Corp. - Consolidated statement of operations
for the six months ended March 31, 2010
(Unaudited)
(Expressed in thousands of dollars)

	Cdn GAAP Nine months ended March 31, 2010	Cdn GAAP Three months ended September 30, 2009	Cdn GAAP Six months ended March 31, 2010	US GAAP Adjustment (see Note 6)	US GAAP Six months ended March 31, 2010	US GAAP Six months ended March 31, 2010
	Cdn$	Cdn$	Cdn$	Cdn$	Cdn$	US$

Operating expenses
Advisory and management fees	317	129	188	—	188	182
Amortization	145	49	96	—	96	92
Conferences	101	23	78	—	78	75
Directors’ fees	213	50	163	—	163	158
Exploration costs	—	—	—	755	755	730
Marketing	202	23	179	—	179	173
Office and administration	332	111	221	—	221	214
Professional fees	180	27	153	—	153	148
Regulatory, transfer agent and filing fees	51	7	44	—	44	42
Salaries and benefits	2,367	535	1,832	—	1,832	1,772
Shareholder services	13	—	13	—	13	13
Stock based compensation	143	7	136	—	136	132
Travel and accommodation	178	28	150	—	150	145
Total operating expenses	(4,242)	(989)	(3,253)	(755)	(4,008)	(3,876)
Other income and expenses
Interest income	1	1	—	—	—	—
Loss before income taxes	(4,241)	(988)	(3,253)	(755)	(4,008)	(3,876)
Income tax
Future income tax recovery	975	240	735	262	997	964
Net loss	(3,266)	(748)	(2,518)	(493)	(3,011)	(2,912)
Classification for pro forma
Selling and marketing						173
Depreciation, depletion and amortization						92
General and administrative						2,881
Exploration						730
Deferred income tax benefit						(964)
						2,912

Thompson Creek Metals Company Inc.	Schedule 3
Terrane Metals Corp. - Consolidated statement of operations
for the twelve months ended December 31, 2009
(Unaudited)
(Expressed in thousands of dollars)

	Cdn GAAP Six months ended June 30, 2009	Cdn GAAP Six months ended December 31, 2009	Cdn GAAP Twelve months ended December 31, 2009	US GAAP Adjustment (see Note 6)	US GAAP Twelve months ended December 31, 2009	US GAAP Twelve months ended December 31, 2009
	Cdn $	Cdn $	Cdn $	Cdn $	Cdn $	US $

Operating costs and expenses
Advisory and management fees	201	277	478	—	478	421
Amortization	113	97	210	—	210	185
Conferences	19	78	97	—	97	85
Directors’ fees	100	150	250	—	250	220
Exploration costs	—	—	—	6,809	6,809	5,994
Marketing	120	181	301	—	301	265
Office and administration	232	226	458	—	458	404
Professional fees	81	100	181	—	181	160
Regulatory, transfer agent and filing fees	25	22	47	—	47	41
Salaries and benefits	1,110	1,772	2,882	—	2,882	2,537
Shareholder services	2	13	15	—	15	14
Stock based compensation	102	14	116	—	116	102
Travel and accommodation	96	124	220	—	220	194
Total operating expenses	2,201	3,054	5,255	6,809	12,064	10,622
			—
Other income and expenses
Write-down of mining interests	(773)	—	(773)	—	(773)	(680)
Interest income	2	1	3	—	3	3
Loss of renouncement of flow-through shares	—	—	—	(275)	(275)	(242)
	(771)	1	(770)	(275)	(1,045)	(919)
Loss before income taxes	(2,972)	(3,053)	(6,025)	(7,084)	(13,109)	(11,541)
Income taxes
Future income tax recovery	2,026	723	2,749	2,462	5,211	4,587
Net loss	(946)	(2,330)	(3,276)	(4,622)	(7,898)	(6,954)
Classification for pro forma
Selling and marketing						265
Depreciation, depletion and amortization						185
General and administrative						4,178
Exploration						5,994
Interest income						(3)
Other						922
Deferred income tax benefit						(4,587)
						6,954